UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 11, 2006

Kansas City Southern
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

427 West 12th Street, Kansas City, Missouri		64105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	816-983-1303

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 11, 2006, The Kansas City Southern Railway Company ("KCSR"), a wholly-owned subsidiary of Kansas City Southern (the "Company"), entered into a Participation Agreement (the "Participation Agreement") between KCSR, KCSR Trust 2006-1 (acting through Wilmington Trust Company as Owner Trustee) (the "Trust"), HSH Nordbank AG, New York Branch (the "Owner Participant"), Wells Fargo Bank Northwest, National Association (the "Indenture Trustee"), and DVB Bank AG ("DVB") with respect to thirty-three (33) SD70ACe locomotives (the "Locomotives").

Pursuant to the terms of the Participation Agreement, KCSR agreed to sell three (3) of the Locomotives to the Trust and an unrelated third party agreed to sell the remaining thirty (30) Locomotives to the Trust for an aggregate purchase price of $59.4 million (the "Purchase Price"). The Owner Participant agreed to contribute $17.2 million of the aggregate Purchase Price to the Trust in exchange for ownership of one hundred percent (100%) of the beneficial interest of the Trust. DVB agreed to loan the Trust the remaining $42.2 million of the aggregate Purchase Price.

KCSR and the Trust also entered into an Equipment Lease Agreement on August 11, 2006 (the "Lease"), pursuant to the terms of which KCSR agreed to lease the Locomotives from the Trust for an initial term of approximately twenty years. KCSR is obligated to pay rent on the Locomotives bi-annually with the first rent payment due and payable on January 15, 2007, and the remaining rent payments due and payable on July 15 and January 15 of each year during the term of the Lease with the final rent payment due on November 11, 2026. Subject to certain adjustments provided in the Participation Agreement and the Lease, the aggregate rent payments for the Locomotives during the term of the Lease are approximately $88.7 million.

The Lease contains representations, warranties and covenants typical of such equipment leases. Events of default in the Lease include, but are not limited to, certain payment defaults, certain bankruptcy and liquidation proceedings and the failure to observe or perform any covenants or agreements contained in the Lease. Any event of default could trigger acceleration of KCSR’s payment obligations under the terms of the Lease.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 above and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

August 17, 2006	By:	Michael K. Borrows

Name: Michael K. Borrows
Title: Vice President - Financial Reporting and Tax (Chief Accounting Officer)